UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 19, 2014

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.07.       Submission of Matters to a Vote of Security Holders.

On May 21, 2014, Halliburton held its Annual Meeting of Stockholders.  Stockholders were asked to consider and act upon:

(1)	The election of Directors;
(2)	Ratification of the appointment of KPMG LLP as independent public accountants to examine the financial statements and books and records of Halliburton for the year 2014;
(3)	A proposal for advisory approval of executive compensation; and
(4)	A stockholder proposal on Human Rights Policy.

The voting results for each matter are set out below.

(1)	Election of Directors:
Name of Nominee	For	Against	Abstain	Broker Non-Votes
Alan M. Bennett	595,034,555	6,826,138	1,636,039	88,323,480
James R. Boyd	595,557,978	6,299,100	1,639,654	88,323,480
Milton Carroll	526,812,415	74,374,890	2,309,427	88,323,480
Nance K. Dicciani	596,034,627	5,849,627	1,612,478	88,323,480
Murry S. Gerber	598,015,881	3,846,298	1,634,553	88,323,480
José C. Grubisich	598,455,744	3,394,226	1,646,762	88,323,480
Abdallah S. Jum’ah	597,336,412	4,502,318	1,658,002	88,323,480
David J. Lesar	573,411,634	27,505,938	2,579,160	88,323,480
Robert A. Malone	598,272,846	4,547,331	1,676,555	88,323,480
J. Landis Martin	584,574,227	17,286,957	1,635,548	88,323,480
Debra L. Reed	587,381,499	14,496,424	1,618,809	88,323,480

(2)	Ratification of the selection of auditors:
For	680,460,699
Against	9,469,499
Abstain	1,890,014
Broker Non-Votes	0

(3)	Advisory approval of executive compensation:
For	560,190,932
Against	38,976,613
Abstain	4,329,187
Broker Non-Votes	88,323,480

(4)           Stockholder Proposal on Human Rights Policy:
For	195,310,222
Against	306,715,042
Abstain	101,471,468
Broker Non-Votes	88,323,480

Item 8.01.     Other Events.

Effective as of May 19, 2014, and May 20, 2014, respectively, David J. Lesar, Chairman of the Board, President and Chief Executive Officer, and Mark A. McCollum, Executive Vice President and Chief Financial Officer, each established a prearranged trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.  Any transactions under the plans will be disclosed through Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: May 23, 2014	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary